Exhibit 10.38
GULFPORT ENERGY CORPORATION
2021 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”) is effective as of [●] (the “Grant Date”), by and between Gulfport Energy Corporation, a Delaware corporation (the “Company”), and [●] (the “Grantee”).
The Company has adopted the Gulfport Energy Corporation 2021 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees and consultants of the Company and its Related Companies, and members of the Board of Directors of the Company. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Compensation Committee (the “Committee”), which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the Restricted Stock Units provided herein in order to provide the Grantee with the potential to earn additional remuneration for services rendered, to encourage the Grantee to remain in the service of the Company and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Grant of RSUs. Pursuant to the Plan and subject further to the terms and conditions herein, the Company and the Grantee enter into this Agreement pursuant to which the Company grants to Grantee [●] Restricted Stock Units (the “RSUs”), where each RSU represents the right to receive one share of Common Stock or the cash equivalent thereof.
2.Vesting of RSUs. One Hundred percent (100%) of the RSUs shall vest on the first anniversary of the Grant Date, subject to the Grantee’s continuous service with the Company through each such vesting date (each such date, a “Vesting Date”). Notwithstanding the foregoing, upon the occurrence of a Change in Control, one-hundred percent (100%) of the RSUs shall vest as of the date of such Change in Control (which shall be considered a Vesting Date for purposes of Section 3), subject to the Grantee’s continuous service with the Company through the date of such Change in Control.
3.Settlement of RSUs. Any RSUs that vest pursuant to Section 2 shall be settled as soon as practicable following the applicable Vesting Date, but in no event later than thirty (30) days following such Vesting Date. Upon such settlement the Company shall deliver to the Grantee (i) certificates representing the applicable number shares of Common Stock or cause the applicable number of shares of Common Stock to be evidenced in book-entry form in the Grantee’s name in the stock register of the Company maintained by the Company’s transfer agent, (ii) cash equal to the Fair Market Value of the applicable number of shares of Common Stock on such date, or (iii) any combination of (i) and (ii).

4.Termination of Service. If the Grantee ceases to provide services to the Company for any reason, any unvested RSUs will be immediately forfeited and cancelled, and the Grantee will thereupon cease to have any right or entitlement to receive any shares of Common Stock under this Agreement.
5.No Ownership Rights Prior to Issuance of Shares of Common Stock; Dividend Equivalents.
(a)Neither the Grantee nor any other person shall become the beneficial owner of the shares of Common Stock underlying the RSUs, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such shares of Common Stock, unless and until and after such shares of Common Stock have been settled and delivered to the Grantee pursuant to Section 3 hereof.
(b)Notwithstanding the foregoing, if, after the Grant Date and prior to the distribution or payment in settlement of the RSUs, dividends with respect to the shares of Common Stock underlying the RSUs are declared or paid by the Company, Grantee shall be entitled to receive the equivalent value (in cash or shares of Common Stock) of any such dividends paid on such shares of Common Stock (“Dividend Equivalents”) in an amount, without interest, equal to the cumulative dividends declared or paid on a share of Common Stock, if any, during such period multiplied by the number of RSUs that vest. Dividend Equivalents will be subject to the same terms and conditions of this Agreement applicable the RSUs. The Dividend Equivalents will be paid on the applicable date of distribution or payment in settlement of the underlying RSUs in cash or shares of Common Stock, as determined by the Committee in its discretion. If the underlying RSUs are forfeited or cancelled prior to the applicable date of distribution or payment in settlement of the underlying RSUs for any reason, any accrued and unpaid Dividend Equivalents related to forfeited or cancelled RSUs shall be forfeited and cancelled.
6.Taxes. The Grantee acknowledges that the Grantee is and shall be solely responsible for the payment of all applicable U.S. federal, state, local, or non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, or settlement of the RSUs.
7.Restrictions Imposed by Law. The Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock to Grantee if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.Assignability. Except as expressly provided herein, the RSUs are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee

Retirement Income Security Act, or the rules thereunder (a “QDRO”), and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the RSUs shall be immediately forfeited and canceled therefor for no consideration.
9.Notice. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Grantee must be in writing and addressed to the Grantee at the address indicated on the Certificate or to such other address as the Grantee designates in writing to the Company.
10.Grantee Service. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the service of the Company or interfere in any way with the right of the Company to terminate the Grantee’s service at any time.
11.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions of the Agreement will remain fully effective and enforceable.
12.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
13.Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
14.Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
15.Entire Agreement. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the RSUs and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company with respect to the RSUs.
16.Code Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Code Section 409A as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
17.Forfeiture and Claw-Back Provisions. Notwithstanding any other provision in this Agreement, all RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any claw-back policy implemented by the Company or otherwise required by applicable law, whether or not such claw-back policy was in place at the Grant Date and whether or not the RSUs are vested.
18.Restrictive Covenants. The RSUs shall be automatically forfeited to the extent Grantee violates any restrictive covenants that may be contained in any services agreement, restrictive covenant agreement, or any other agreement between the Company and Grantee, whether entered into prior to, on, or following the Grant Date, and Grantee hereby reaffirms all such obligations.
19.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.

GULFPORT ENERGY CORPORATION, a Delaware corporation

By:_________________________________ Name: John Reinhart
Title: Chief Executive Officer

ACCEPTED:

____________________________________Grantee